EXHIBIT 99.3

                              EUGENE SCIENCE, INC.

                        CONSOLIDATED FINANCIAL STATEMENTS

                      PERIODS ENDED JUNE 30, 2005 and 2004






                                    CONTENTS


Report of Independent Registered Public Accounting Firm                       1

Consolidated Balance Sheets                                                   2

Consolidated Statements of Stockholders' Deficit                              3

Consolidated Statements of Operations                                     4 - 5

Consolidated Statements of Cash Flows                                         6

Notes to Financial Statements                                              7-20

             REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Stockholders of
EUGENE SCIENCE, INC.

         We have reviewed the accompanying balance sheets of EUGENE SCIENCE, INC. and subsidiary (the "Company") as at June 30, 2005 and 2004, and the related statements of operations, stockholders' deficit, and cash flows for the six-month periods then ended. These interim financial statements are the responsibility of the Company's management.

         We conducted our reviews in accordance with standards of the Public Company Accounting Oversight Board (United States). A review of interim financial information consists principally of applying analytical procedures and making inquiries of persons responsible for financial and accounting matters. It is substantially less in scope than an audit conducted in accordance with standards of the Public Company Accounting Oversight Board (United States), the objective of which is the expression of an opinion regarding the financial statements taken as a whole. Accordingly, we do not express such an opinion.

         Based on our reviews, we are not aware of any material modifications that should be made to such consolidated interim financial statements for them to be in conformity with accounting principles generally accepted in the United States of America.

         The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the financial statements, the Company has suffered recurring losses and negative working capital from operations and operates in a country whose economy is currently unstable, which raises substantial doubt about its ability to continue as a going concern. Management's plan in regard to these matters are also described in Note 1. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.


                                                    /S/ SF PARTNERSHIP, LLP
                                                    ----------------------------

TORONTO, CANADA                                     CHARTERED ACCOUNTANTS
September 26, 2005

EUGENE SCIENCE, INC.
Consolidated Balance Sheets
June 30, 2005 and 2004

                                                                   2005            2004
                                                               ------------    ------------
                            ASSETS
CURRENT
    Cash and cash equivalents (note 3) .....................   $     58,018    $    493,612
    Accounts receivable (net of allowance for
      doubtful accounts $317,492; 2004 - $263,178) (note 15)      2,405,187       2,297,554
    Inventory (note 4) .....................................         39,168         138,111
    Advances to a  related company (note 5) ................      1,169,500         250,371
    Prepaid and sundry assets ..............................        194,088         100,629
                                                               ------------    ------------
                                                                  3,865,961       3,280,277
PROPERTIES AND EQUIPMENT (note 6) ..........................      9,384,232       8,922,950
INVESTMENTS (note 7) .......................................        531,470         613,875
INTANGIBLE ASSETS ..........................................        176,323         167,590
                                                               ------------    ------------
                                                               $ 13,957,986    $ 12,984,692
                                                               ============    ============

                        LIABILITIES
CURRENT
    Accounts payable .......................................   $  6,594,454    $  3,988,121
    Rental deposits (note 8) ...............................        154,880         194,625
    Loans payable - current portion (note 9) ...............     10,249,831       5,286,385
    Advances from shareholder and officer (note 10) ........           --             8,068
                                                               ------------    ------------
                                                                 16,999,165       9,477,199
ACCRUED SEVERANCE ..........................................        475,907         331,018
DEPOSIT (note 16) ..........................................      1,561,868       1,568,678
LOANS PAYABLE  (note 9) ....................................        313,879       1,668,113
CONVERTIBLE DEBENTURES (note 11) ...........................           --         1,726,994
                                                               ------------    ------------
                                                                 19,350,819      14,772,002
                                                               ------------    ------------
                  STOCKHOLDERS' DEFICIENCY
CAPITAL STOCK (note 12) ....................................      2,786,822       2,538,572
PAID IN CAPITAL ............................................     13,433,273      12,688,523
ACCUMULATED OTHER COMPREHENSIVE LOSS .......................     (1,676,818)     (1,168,696)
ACCUMULATED DEFICIT ........................................    (19,936,110)    (15,845,709)
                                                               ------------    ------------
                                                                 (5,392,833)     (1,787,310)
                                                               ------------    ------------
                                                               $ 13,957,986    $ 12,984,692
                                                               ============    ============

APPROVED ON BEHALF OF THE BOARD


-------------------------------                  -------------------------------
            Director                                         Director

EUGENE SCIENCE, INC.
Consolidated Statements of Stockholders' Deficit
Six Months Ended June 30, 2005 and 2004

                                                        PAID IN     ACCUMULATED
                                                      CAPITAL IN       OTHER                            TOTAL
                         NUMBER OF      CAPITAL       EXCESS OF     COMPREHENSIVE    ACCUMULATED    STOCKHOLDERS'
                          SHARES         STOCK        PAR VALUE         LOSS           DEFICIT         DEFICIT
                       ------------   ------------   ------------   ------------    ------------    ------------
Balance, January 1,
   2004                  29,197,300   $  2,538,572   $ 12,688,523   $ (1,167,171)   $(14,293,380)   $   (233,456)

   Foreign exchange
      on translation           --             --             --           (1,525)           --            (1,525)

   Net loss ........           --             --             --             --        (1,552,329)     (1,552,329)
                       ------------   ------------   ------------   ------------    ------------    ------------

Balance, June 30,
   2004                  29,197,300   $  2,538,572   $ 12,688,523   $ (1,168,696)   $(15,845,709)   $ (1,787,310)
                       ============   ============   ============   ============    ============    ============

Balance, January 1,
   2005                  29,197,300   $  2,538,572   $ 12,688,523   $ (1,676,719)   $(18,028,969)   $ (4,478,593)

   Issuance of
      shares .......      2,500,000        248,250        744,750           --              --           993,000

   Unrealized loss
      on investments           --             --             --          (52,828)           --           (52,828)

   Foreign exchange
      on translation           --             --             --           52,729            --            52,729

   Net loss ........           --             --             --             --        (1,907,141)     (1,907,141)
                       ------------   ------------   ------------   ------------    ------------    ------------

Balance, June 30,
   2005                  31,697,300   $  2,786,822   $ 13,433,273   $ (1,676,818)   $(19,936,110)   $ (5,392,833)
                       ============   ============   ============   ============    ============    ============

EUGENE SCIENCE, INC.
Consolidated Statements of Operations
Six Months Ended June 30, 2005 and 2004

                                                       2005            2004
                                                   ------------    ------------

REVENUE
    Manufacturing ..............................   $    294,791    $  1,272,934
    Merchandise ................................        221,523         297,637
                                                   ------------    ------------
                                                        516,314       1,570,571
                                                   ------------    ------------
COST OF SALES
    Manufacturing ..............................        238,229       1,152,737
    Merchandise ................................        175,541         337,834
                                                   ------------    ------------
                                                        413,770       1,490,571
                                                   ------------    ------------
GROSS PROFIT ...................................        102,544          80,000
                                                   ------------    ------------
EXPENSES
    Salaries, employee benefits, and retirement
       allowance ...............................        473,195         442,397
    Research and development ...................        215,022         182,287
    Professional fees ..........................        121,222          69,237
    Travel .....................................         86,215          28,663
    Repairs and maintenance ....................         42,466          30,969
    Financing fees .............................         32,422            --
    Office and general .........................         28,827          36,834
    Utilities ..................................         25,566          32,153
    Advertising, promotion, and entertainment ..         16,409         134,727
    Bad debts ..................................          8,147          20,590
    Insurance ..................................          4,043           9,725
    Rent .......................................          2,956            --
    Foreign exchange ...........................           --                34
    Depreciation ...............................        195,858         177,861
                                                   ------------    ------------
                                                      1,252,348       1,165,477
                                                   ------------    ------------
OPERATING LOSS .................................     (1,149,804)     (1,085,477)
                                                   ------------    ------------

OTHER INCOME (EXPENSES)
    Net rental income ..........................         72,505          70,859
    Miscellaneous income (loss) ................         16,268         (54,807)
    Interest expense - net .....................       (835,351)       (482,002)
    Loss on disposition of equipment ...........        (10,759)           (902)
                                                   ------------    ------------
                                                       (757,337)       (466,852)
                                                   ------------    ------------

NET LOSS .......................................   $ (1,907,141)   $ (1,552,329)
                                                   ============    ============

BASIC LOSS PER SHARE ...........................   $      (0.06)   $      (0.05)
                                                   ============    ============

WEIGHTED AVERAGE NUMBER OF SHARES ..............     30,863,967      29,197,300
                                                   ============    ============

EUGENE SCIENCE, INC.
Consolidated Statements of Operations
Three Months Ended June 30, 2005 and 2004

                                                       2005            2004
                                                   ------------    ------------

REVENUE
    Manufacturing ..............................   $     50,593    $    497,875
    Merchandise ................................         48,450         128,804
                                                   ------------    ------------
                                                         99,043         626,679
                                                   ------------    ------------
COST OF SALES
    Manufacturing ..............................         44,394         387,997
    Merchandise ................................         38,887         212,633
                                                   ------------    ------------
                                                         83,281         600,630
                                                   ------------    ------------
GROSS PROFIT ...................................         15,762          26,049
                                                   ------------    ------------
EXPENSES
    Salaries, employee benefits, and retirement
       allowance ...............................        242,571         241,675
    Professional fees ..........................         87,693          53,358
    Research and development ...................         84,100          90,798
    Travel .....................................         39,186          20,319
    Repairs and maintenance ....................         24,914          15,919
    Office and general .........................         14,453          31,328
    Advertising, promotion, and entertainment ..         13,876          83,621
    Utilities ..................................         10,739          19,851
    Bad debts ..................................          8,147          20,590
    Rent .......................................          2,956            --
    Foreign exchange ...........................           --                34
    Depreciation ...............................         79,263          85,880
                                                   ------------    ------------
                                                        607,898         663,373
                                                   ------------    ------------
OPERATING LOSS .................................       (592,136)       (637,324)
                                                   ------------    ------------
OTHER INCOME (EXPENSES)
    Net rental income ..........................         32,721          52,160
    Miscellaneous income (loss) ................         (7,048)        (54,816)
    Interest expense - net .....................       (581,205)       (170,820)
    Loss on disposition of equipment ...........        (10,691)            646
                                                   ------------    ------------
                                                       (566,223)       (172,830)
                                                   ------------    ------------

NET LOSS .......................................   $ (1,158,359)   $   (810,154)
                                                   ============    ============

BASIC LOSS PER SHARE ...........................   $      (0.04)   $      (0.03)
                                                   ============    ============

WEIGHTED AVERAGE NUMBER OF SHARES ..............     30,030,633      29,197,300
                                                   ============    ============

EUGENE SCIENCE, INC.
Consolidated Statements of Cash Flows
Six Months Ended June 30, 2005 and 2004


                                                         2005           2004
                                                     -----------    -----------

CASH FLOWS FROM OPERATING ACTIVITIES
    Net loss .....................................   $(1,907,141)   $(1,552,329)
    Adjustments for:
      Depreciation ...............................       332,740        298,805
      Amortization of intangible assets ..........        18,696         15,596
      Loss on disposition of equipment ...........        10,759            902
    Change in non-cash working capital
      Accounts receivable ........................       301,581          9,129
      Inventory ..................................       (24,616)      (200,070)
      Accounts payable ...........................       906,329        179,971
      Accrued severance ..........................        53,585         20,036
      Prepaid and sundry assets ..................       (25,089)          (696)
      Rental deposits ............................          --           55,704
      Deposit ....................................      (197,060)     1,554,152
                                                     -----------    -----------


                                                        (530,216)       381,200
                                                     -----------    -----------


CASH FLOWS FROM INVESTING ACTIVITIES
      Acquisition of property and equipment ......       (13,037)      (395,479)
      Investments ................................        53,772           --
      Intangible assets ..........................        (9,822)       (10,594)
                                                     -----------    -----------

                                                          30,913       (406,073)
                                                     -----------    -----------

CASH FLOWS FROM FINANCING ACTIVITIES
      Advances from a related company ............          --          (13,115)
      Loans payable ..............................      (210,002)      (364,292)
      Advances from shareholder and officer ......        (6,234)       (75,992)
      Convertible debentures .....................          --            4,811
      Advances to a related company ..............      (255,472)       248,053
      Issuance of common stock ...................       993,000           --
                                                     -----------    -----------

                                                         521,292       (200,535)
                                                     -----------    -----------

FOREIGN EXCHANGE ON CASH AND CASH EQUIVALENTS ....          (652)        21,070
                                                     -----------    -----------

NET INCREASE (DECREASE) IN CASH AND CASH
   EQUIVALENTS ...................................        21,337       (204,338)

CASH AND CASH EQUIVALENTS - BEGINNING OF PERIOD ..        36,681        697,950

                                                     -----------    -----------
CASH AND CASH EQUIVALENTS - END OF PERIOD ........   $    58,018    $   493,612
                                                     ===========    ===========

EUGENE SCIENCE, INC.
Notes to Consolidated Financial Statements
June 30, 2005 and 2004


1.       DESCRIPTION OF BUSINESS AND GOING CONCERN

         a)       Description of Business

                  Eugene Science, Inc. ("the Company"), a company operating in Bucheon, Kyunggi-Do, Korea, was founded on July 1, 1997 under the laws of the Republic of Korea to manufacture and sell bio-technology products.

                  From its inception, the Company has been actively investing in research to develop new technologies that can be used in the functional food and drug industry.

                  The Company manufactures CZ(TM) series cholesterol-lowering functional food ingredients, beverages and capsules fortified with CZ(TM) series ingredients, and ordinary corn oil. The merchandise sales include the purchase and resale of vegetable oil products which include the ingredients of CZ(TM) series.

         b)       Going Concern

                  The Company's financial statements are presented on a going concern basis, which contemplates the realization of assets and satisfaction of liabilities in the normal course of business. The Company has experienced recurring losses since 2000 and has negative cash flows from operations that raise substantial doubt as to its ability to continue as a going concern. For the periods ended June 30, 2005 and 2004, the Company experienced net losses of $1,907,141 and $1,552,329 respectively.

                  The Company's ability to continue as a going concern is also contingent upon its ability to secure additional financing, initiating sale of its product and attaining profitable operations.

                  In May 2005, plant sterols, the main ingredient of CZ(TM) series, was formally approved as a health function food ingredient by the Korean Food & Drug Administration, making it possible for the Company to advertise the cholesterol-lowering function of CZ(TM) and food enriched with CZ(TM). The Company expects that the favorable change in the regulation will strongly help in selling CZ(TM) to major food companies. The Company has also developed new capsule products that are efficient and convenient in delivering the health function of CZ(TM). The Company is actively developing sales channels for CZ(TM) and the capsule products and expects the sales to start in the second half of 2005.

EUGENE SCIENCE, INC.
Notes to Consolidated Financial Statements
June 30, 2005 and 2004


1.       DESCRIPTION OF BUSINESS AND GOING CONCERN (cont'd)

                  The Company also plans to strengthen the cooperation with its international partners to restart shipping to overseas markets. The Company expects to sell CZTM to major food companies through its international strategic partners such as Archer Daniels Midland Company. In regards to CZTM capsules, the Company also plans to provide a large volume to the United States market starting the second half of 2005 through marketing companies in the United States.

                  In addition, management is pursuing various sources of equity financing. Although the Company plans to pursue additional financing, there can be no assurance that the Company will be able to secure financing when needed or obtain such on terms satisfactory to the Company, if at all.

                  As mentioned in note 17, subsequent to the year-end, the Company entered into a reverse-takeover transaction with
                  Ezcomm Enterprises, Inc. ("EZCE"), a public Delaware corporation.

                  The financial statements do not include any adjustments to reflect the possible future effects on the recoverability and classification of assets or the amounts and classification of liabilities that may result from the possible inability of the Company to continue as a going concern.

2.       SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

         The accounting policies of the Company are in accordance with generally accepted accounting principles of the United States of America, and their basis of application is consistent. Outlined below are those policies considered particularly significant:

         a)       Basis of Presentation

                  The consolidated financial statements include the accounts of the Company, and its 74% owned subsidiary UcoleBio Corp. Intercompany accounts and transactions have been eliminated on consolidation. These consolidated financial statements reflect all adjustments, which are, in the opinion of management, necessary for a fair presentation of the results for the year.

         b)       Unit of Measurement

         The US Dollar has been used as the unit of measurement in these financial statements.

EUGENE SCIENCE, INC.
Notes to Consolidated Financial Statements
June 30, 2005 and 2004


2.       SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont'd)

         c)       Use of Estimates

                  Preparation of financial statements in accordance with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the amounts reported in the financial statements and related notes to financial statements. These estimates are based on management's best knowledge of current events and actions the Company may undertake in the future. Actual results may ultimately differ from estimates, although management does not believe such changes will materially affect the financial statements in any individual year.

         d)       Revenue Recognition

                  The Company generates revenues from sales of manufactured goods and merchandise, as well as rental of the company's buildings.

                  Revenues from products sales are recognized in accordance with Staff Accounting Bulletin No. 101 "Revenue Recognition in Financial Statements" ("SAB No. 101") when delivery has occurred provided there is persuasive evidence of an agreement, the fee is fixed or determinable and collection of the related receivable is probable.

                  The Company retains substantially all of the benefits and risks of ownership of its income properties and therefore accounts for leases with its tenants as operating leases.

         e)       Government Grants

                  Government grants are recognized as income over the periods necessary to match them with the related costs that they are intended to compensate.

         f)       Currency Translation

                  The Company's functional currency is Korean won. Adjustments to translate those statements into U.S. dollars at the balance sheet date are recorded in other comprehensive income.

                  Foreign currency transactions of the Korean operation have been translated to Korean Won at the rate prevailing at the time of the transaction. Realized foreign exchange gains and losses have been charged to income in the year.

         g)       Cash and Equivalents

                  Highly liquid investments with maturities of three months or less when purchased are considered cash equivalents and recorded at cost, which approximates fair value.

EUGENE SCIENCE, INC.
Notes to Consolidated Financial Statements
June 30, 2005 and 2004


2.       SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont'd)

         h)       Properties and Equipment

                  Properties and equipment are stated at cost. Major renewals and betterments are capitalized and expenditures for repairs and maintenance are charges to expense as incurred. Depreciation is computed using the straight-line method over the following periods:

                        Building                              20-40 years
                        Machinery                                10 years
                        Vehicles                                  5 years
                        Furniture and equipment                 3-5 years

         i)       Intangible Assets

                  Intangible assets such as cost of obtaining industrial rights and patents are stated at cost, net of depreciation computed using the straight-line method over 5 to 10 years.

         j)       Inventories

                  Inventories are stated at the lower of cost or net realizable value. Net realizable value is determined by deducting selling expenses from selling price.

                  The  cost  of   inventories  is  determined  on  the  first-in
                  first-out method, except for materials-in-transit for which the specific identification method is used.

         k)       Investments

                  Investments in available-for-sale securities are being recorded in accordance with FAS-115 "Accounting for Certain Investments in Debt and Equity Securities". Available-for-sale securities that are not held principally for the purpose of selling in the near term are reported at fair market value with unrealized holding gains and losses excluded from earnings and reported as a separate component of stockholders' equity.

         l)       Financial Instruments

                  Fair values of cash equivalents, short-term and long-term investments and short-term debt approximate cost. The estimated fair values of other financial instruments, including debt, equity and risk management instruments, have been determined using market information and valuation methodologies, primarily discounted cash flow analysis. These estimates require considerable judgment in interpreting market data, and changes in assumptions or estimation methods could significantly affect the fair value estimates.

EUGENE SCIENCE, INC.
Notes to Consolidated Financial Statements
June 30, 2005 and 2004


2.       SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont'd)

         m)       Recent Accounting Pronouncements

                  In November 2004, the FASB issued SFAS No. 151, "Inventory Costs - an amendment of ARB No. 43, Chapter 4" (Statement
                  151). This statement amends the guidance in ARB No. 43, Chapter 4, "Inventory Pricing," to clarify the accounting for abnormal amounts of idle facility expense, freight, handling costs, and wasted material (spoilage). As currently worded in ARB 43, Chapter 4, the term "so abnormal" was not defined and its application could lead to unnecessary noncomparability of financial reporting. This Statement eliminates that term and requires that those items be recognized as current-period charges regardless of whether they meet the criterion of "so abnormal." In addition, this Statement requires that allocation of fixed production overhead to the costs of conversion be based on the normal capacity of the production facilities. The adoption of Statement 151 will not have a material impact on the Company's consolidated financial statements.

                  In December 2004, the FASB issued SFAS No. 153, "Exchanges of Non-monetary Assets - an amendment of APB Opinion No. 29" (Statement 153). This Statement amends Opinion 29 to eliminate the exception for non-monetary exchanges of similar productive assets and replaces it with a general exception for exchanges of non-monetary assets that do not have commercial substance. A non-monetary exchange has commercial substance if the future cash flows of the entity are expected to change significantly as a result of the exchange. The adoption of FAS 153 will not have a material impact on the Company's consolidated financial statements.

                  In December 2004, the FASB issued a revision to SFAS No. 123, "Share-Based Payment" (Statement 123R). This Statement requires a public entity to measure the cost of employee services received in exchange for an award of equity instruments based on the grant-date fair value of the award (with limited exceptions). That cost will be recognized over the period during which the employee is required to provide service in exchange for the award requisite service period (usually the vesting period). No compensation cost is recognized for equity instruments for which employees do not render the requisite service. Employee share purchase plans will not result in recognition of compensation cost if certain conditions are met; those conditions are much the same as the related conditions in Statement 123. This Statement is effective for public entities that do not file as a small business issuers as of the beginning of the first interim or annual reporting period that begins after June 15, 2005. This Statement applies to all awards granted after the required effective date and to awards modified, repurchased, or cancelled after that date. The cumulative effect of initially applying this Statement, if any, is recognized as of the required effective date and is not expected to have a material impact on the Company's consolidated financial statements.

EUGENE SCIENCE, INC.
Notes to Consolidated Financial Statements
June 30, 2005 and 2004


3.       CASH AND CASH EQUIVALENTS

         The following amounts included in cash and cash equivalents are restricted for use by the Company:

         a) The Company had provided a $432,500 term deposit as at June 30, 2004 (2005 - $nil) as security for a loan of same amount taken out by a company with the same chief executive officer who is the major shareholder of the Company and owns 13% of the related company.

         b) The Company had provided a $9,680 (2004 - $43,250) bond as security for payment on future purchases from a vendor.

4.       INVENTORY

         Inventory includes $38,966 (2004 - $66,986) of finished goods, $124 (2004 - $55,505) of raw materials, and $78 (2004 - $15,620) of merchandise.

5.       ADVANCES TO A RELATED COMPANY

         Advances to a company which has the same major shareholder and chief executive officer bear interest at 9% per annum and are due on demand. The company is in financial difficulty and thus, collectability of the advances is uncertain. Management maintains that the full amount of the loan will be collected.

6.       PROPERTIES AND EQUIPMENT

         Properties and equipment are comprised as follows:

                                             2005                        2004
                                         ACCUMULATED                 Accumulated
                               COST     DEPRECIATION      Cost      Depreciation
                           -----------   -----------   -----------   -----------

Land ...................   $ 4,368,926   $      --     $ 3,904,050   $      --
Buildings ..............     3,345,996       722,450     2,989,965       513,198
Equipment ..............     3,987,649     1,656,965     3,532,913     1,153,762
Furniture and fixtures .       941,452       880,376       893,223       730,241
                           -----------   -----------   -----------   -----------

                           $12,644,023   $ 3,259,791   $11,320,151   $ 2,397,201
                           -----------   -----------   -----------   -----------

Net carrying amount ....                 $ 9,384,232                 $ 8,922,950
                                         -----------                 -----------

EUGENE SCIENCE, INC.
Notes to Consolidated Financial Statements
June 30, 2005 and 2004


6.       PROPERTIES AND EQUIPMENT (cont'd)

         The land and buildings have been pledged as security for a bank loan as described in note 9, the same bank's guarantee of a note payable as described in note 9, and a rental deposit as described in note 8.
         During the 2004 year, the Company defaulted on its payments of the loans and the bank with the first charge on the Company's properties attempted to auction off the Company's properties through court action. Also, various creditors of the Company have put a provisional seizure on the properties to protect their loans. The appraised value of the properties was $9,952,000. However, subsequent to the period-end, the auction of the properties was cancelled by the bank as described in note 17.


7.       INVESTMENTS

                                                          2005          2004
                                                       ---------     ---------
Private company                                7.5%    $ 583,930     $ 598,948
Company with same major shareholder and CEO   4.58%            1             1
Other marketable securities                                  367        14,926
                                                       ---------     ---------
                                                       $ 584,298     $ 613,875
                                                       =========     =========

         Included in investments are certain shares of a private company with carrying value of $281,484 (2004 - $317,443) that are pledged as security for a trade payable in the amount of $344,760 (2004 - $219,782).


8.       RENTAL DEPOSITS

         A rental deposit of $58,080 (2004 - $51,900) is secured by a charge on the land and buildings as described in note 6. The charge is subordinate to the prior claim held by the bank as described in note 9.

EUGENE SCIENCE, INC.
Notes to Consolidated Financial Statements
June 30, 2005 and 2004


9.       LOANS PAYABLE

                                                                2005          2004
                                  CURRENT      LONG-TERM       TOTAL         Total
                                -----------   -----------   -----------   -----------
Bank loans ..................   $ 5,757,868   $      --     $ 5,757,868   $ 5,536,328
Bank loan #2 ................     1,931,934          --       1,931,934          --
Note payable #1 .............     2,302,494          --       2,302,494          --
Notes payable (#2, 3, 4 & 5)        162,326          --         162,326     1,007,113
Government loans (#1, 2, & 3)        61,329       313,879       375,208       354,832
Loan payable - customer .....        33,880          --          33,880        56,225
                                -----------   -----------   -----------   -----------

                                $10,249,831   $   313,879   $10,563,710   $ 6,954,498
                                ===========   ===========   ===========   ===========

         Bank Loans

         The bank loans bear interest at 4.5% to 18% and are due on demand. A bank loan of $3,723,346 (2004 - $3,669,659) is secured by a first charge on the land and buildings as described in note 6. The Company is currently in default of these loans and, as such, the land and buildings were in the process of being auctioned through court action by the request of the bank. Subsequent to the period-end, the auction of the properties was cancelled by the bank as described in note 17. However, collection proceedings remained.

         In addition to the security mentioned above, a loan in the amount of $1,301,919 (2004 - $1,163,389) is guaranteed by Korea Technology Credit Guarantee Fund, a government operated fund. Additionally, another bank loan of $276,774 is guaranteed by the chief executive officer as at June 30, 2005.

         Bank Loan #2

         The bank loan bears interest at 4.6% per annum, is unsecured, and due on maturity on December 22, 2005.

         Note Payable #1

         The note  payable  from  Korea  Technology  Credit  Guarantee  Fund,  a
         government   operated  fund,  bears  interest  at  21%  per  annum,  is guaranteed by the chief executive officer, and is due on demand.

         Notes Payable #2, 3, 4, and 5

         The notes payable bear interest at 0% to 9% and are due on demand. As at June 30, 2004, a note payable of $846,835 was guaranteed by the bank with the first charge on the Company's land and buildings as described in note 6. The loan was repaid by the same bank in the second half of 2004.

EUGENE SCIENCE, INC.
Notes to Consolidated Financial Statements
June 30, 2005 and 2004


9.       LOANS PAYABLE (cont'd)

         Government Loan #1

         The loan is non-interest bearing, unsecured, repayable in three annual payments of $20,443 and matures February 2006. The Company is in arrears on the 2004 and 2005 annual payments. Total amount outstanding at June 30, 2005 was $61,329.

         Government Loans #2 and 3

         The loans are non-interest bearing, unsecured, and are repayable when the projects related to the loans have been completed.

         Loan Payable - customer

         The loan payable from a customer is non-interest bearing and due on demand.

10.      ADVANCES FROM SHAREHOLDER AND OFFICER

         The advances from the chief executive officer,  who is also a 30% (2004
         - 32%) shareholder, bears interest at 9% per annum and is repayable on demand.

11.      CONVERTIBLE DEBENTURES

         Pursuant to SFAS No. 150, "Accounting for Certain Financial Instruments with Characteristics of both Liabilities and Equity" the Company accounts for the convertible debentures as a liability at face value and no formal accounting recognition is assigned to the value inherent in the conversion feature.

         As at June 30, 2004, the Company had a convertible debenture with a face value of $1,726,994, a guarantee yield of 8.64% per annum on maturity, and an annual coupon rate of 3% payable quarterly. The debenture was convertible, to a maximum of 1,538,460 shares of common stock at any time prior to three business days before the maturity date of October 9, 2004. During 2004, the Company defaulted on the repayment of convertible bond and its guarantor, KOTEC (Korea Technology Credit Guarantee Fund) repaid the balance on behalf of the Company. The debt to KOTEC is reflected in the books and records of the Company as note payable #1 as described in note 9.

EUGENE SCIENCE, INC.
Notes to Consolidated Financial Statements
June 30, 2005 and 2004


12.      CAPITAL STOCK

         Authorized:
           300,000,000 common shares,
           par value $0.0879 (2004 - $0.0869)

                                                     2005                2004
                                                     ----                ----
         Issued:
           31,697,300 (2004 - 29,197,300)
           common shares                         $ 2,786,808         $ 2,538,572

         In February 2005, the Company issued 2,500,000 common shares in exchange for funding of approximately $1 million.

         Stock Warrants and Options

         The Company has accounted for its stock options and warrants in accordance with SFAS 123 "Accounting for Stock - Based Compensation" and SFAS 148 "Accounting for Stock - Based compensation - Transition and Disclosure." Value of options granted has been estimated by the Black Scholes option pricing model. The assumptions are evaluated annually and revised as necessary to reflect market conditions and additional experience. The following assumptions were used:

                                                2005             2004
                                                ----             ----

              Interest rate                     7.7%              7.7%
              Expected volatility               0.1%              0.1%
              Expected life in years               6                 7

         In 1999 the Board of Directors of the Company adopted an option plan to allow employees to purchase ordinary shares of the Company.

         In October 1999, the share option plan granted 928,350 stock options for the common stock of the Company having a $0.869 nominal par value each and an exercise price of $0.12. In 2000, 236,240 stock options were cancelled.

         In December 1999, 659,169 stock options were granted having a $0.0869 nominal par value each and an exercise price of $0.26.

         In October 2000, 971,999 stock options were granted having a $0.0869 nominal par value each and an exercise price of $1.74. In 2000, 5,087, in 2001, 162,848, in 2002, 40,712, and in 2003, 244,272 stock options were cancelled.

         In May 2001, 71,246 stock options were granted having a $0.0869 nominal par value each and an exercise price of $1.53. In 2002, 20,356 stock options were cancelled.

EUGENE SCIENCE, INC.
Notes to Consolidated Financial Statements
June 30, 2005 and 2004


12.      CAPITAL STOCK (cont'd)

         In March 2002, 1,000,000 stock options were granted having a $0.0869 nominal par value each and an exercise price of $1.51. In 2002, 330,000 stock options were cancelled. In 2003, an additional 110,000 stock options were cancelled. In 2004, an additional 100,000 stock options were cancelled.

         In September 2002, 220,000 stock options were granted having a $0.0869 nominal par value each and an exercise price of $1.64.

         In March 2003, 350,000 stock options were granted having a $0.0869 nominal par value each and an exercise price of $1.60. In 2003, 180,000 stock options were cancelled. In 2004, an additional 20,000 stock options were cancelled.

         The options vest gradually over a period of 2 to 3 years from the date of grant. The term of each option shall not be more than 7 years from the date of grant. 285,806 and 651,360 options have vested in 2004 and 2005 respectively. However, since the exercise price of the options were higher than the fair market value, no benefits have been recorded for those years.

         The stock options have not been included in the calculation of the diluted earnings per share as their inclusion would be antidilutive.

         The following table summarizes the stock option activity during the six months ended June 30, 2005 and 2004:

                                                       2005             2004
                                                    ---------       -----------

Outstanding, beginning of year ..............       2,751,249         2,871,249
Cancelled ...................................            --            (120,000)
                                                    ---------       -----------

Outstanding, end of year ....................       2,751,249         2,751,249
                                                    =========       ===========

Weighted average fair value of
  options granted during the year ...........       $    --         $      --
                                                    =========       ===========
Weighted average exercise price
  of common stock options,
  beginning of year .........................       $    1.12       $      0.97
                                                    =========       ===========
Weighted average exercise price
  of common stock options
  granted in the year .......................       $    --         $      --
                                                    =========       ===========
Weighted average exercise price
  of common stock options, end
  of year ...................................       $    1.12       $      1.12
                                                    =========       ===========
Weighted average remaining
  contractual life of common
  stock options .............................         6 YEARS           6 years
                                                    =========       ===========

EUGENE SCIENCE, INC.
Notes to Consolidated Financial Statements
June 30, 2005 and 2004


13.      INCOME TAXES

         The Company accounts for income taxes pursuant to SFAS No. 109, "Accounting for Income Taxes". This Standard prescribes the use of the liability method whereby deferred tax asset and liability account balances are determined based on differences between financial reporting and tax bases of assets and liabilities and are measured using the enacted tax rates. The effects of future changes in tax laws or rates are not anticipated. Corporate income tax rates applicable to the Company in 2005 and 2004 are 16.5 percent of the first 100 million Korean Won ($84,000) of taxable income and 29.7 percent on the excess.

         Under SFAS No. 109 income taxes are recognized for the following: a) amount of tax payable for the current year, and b) deferred tax liabilities and assets for future tax consequences of events that have been recognized differently in the financial statements than for tax purposes. The Company has deferred income tax assets arising from research and development expenses. For accounting purposes, these amounts are expenses when incurred. Under Korean tax laws, these amounts are deferred and amortized on a straight-line basis over 5 years.

         The Company has deferred income tax assets as follows:

                                                         2005           2004
                                                     -----------    -----------

Deferred income tax assets
       Research and development expenses amortized
       over 5 years for tax purposes .............   $   313,080        345,399
  Other timing differences .......................        64,895        352,912
  Net operating loss carryforwards ...............     2,790,323      1,884,704
  Valuation allowance for deferred income tax
     assets ......................................    (3,168,298)    (2,583,015)
                                                     -----------    -----------

                                                     $     --       $     --
                                                     ===========    ===========

         The Company provided a valuation allowance equal to the deferred income tax assets because it is not presently more likely than not that they will be realized.

EUGENE SCIENCE, INC.
Notes to Consolidated Financial Statements
June 30, 2005 and 2004


14.      MAJOR CUSTOMERS

         In 2004, the Company had two major customers which primarily accounted for 63% of the total revenue. In 2005, sales to two of the same major customers and another major customer accounted for 86% of the total revenue.

15.      RELATED PARTY TRANSACTIONS

                                FINISHED    NET RENTAL                 ACCOUNTS     ACCOUNTS
                              GOODS SALES     INCOME     PURCHASES    RECEIVABLE     PAYABLE
                               ----------   ----------   ----------   ----------   ----------
Company #1 - same chief
   executive officer
     - 2004 ................   $  518,889   $   40,426   $  159,554   $2,257,764   $     --
     - 2005 ................   $   93,627   $   45,057   $  176,319   $2,359,804   $     --

Company #2 - controlled by a
   relative of chief
   executive officer
     - 2004 ................   $  103,288   $     --     $     --     $     --     $     --
     - 2005 ................   $   31,475   $     --     $     --     $    2,700   $     --

Company #3 - controlled by a
   relative of chief
   executive officer
     - 2004 ................   $      771   $     --     $   38,968   $      999   $     --
     - 2005 ................   $      887   $     --     $       40   $    3,035   $   99,089

         The Company with the same major shareholder and chief executive officer has negative working capital and loss of approximately $650,000 in the six months ended June 30, 2005 and thus, collectability of accounts receivable is uncertain.

         These transactions were in the normal course of business and recorded at an exchange value established and agreed upon by the above mentioned parties, which approximates fair market value.

EUGENE SCIENCE, INC.
Notes to Consolidated Financial Statements
June 30, 2005 and 2004


16.      COMMITMENTS

         In January 2004, the Company entered into a commitment to sell its land and building, pending the outcome of the auction of the property as described in note 17. The transfer of title is to occur on January 31, 2009. The Company has received an advance payment of $1,561,868. Until legal transfer of the title in 2009, the Company is to pay $4,400 monthly in cash. On any initial public offering, the Company is to also provide shares based on initial public offering price and the number of months since the agreement at $8,800 per month. After the initial public offering, the Company is to pay $13,200 in cash monthly.

         Before entering into the agreement, management had made the purchaser of the properties aware the properties were pledged as security against the Company's loans as described in note 6. At the time of agreement, management and the purchaser determined that in the case of an auction of the properties by the creditors such as the one described in note 17, the remaining proceeds would allow the Company to return the advance payment.

17.      SUBSEQUENT EVENTS

         a) On July 4, 2005, the bank that has the first charge on the Company's properties and had requested the auction of the properties through court action, cancelled the auction of properties on the payment of administrative cost of $173,000.

         b) In July and August 2005, six employees exercised their stock options and 1,028,810 shares have been issued for $196,624.

         c) In accordance with a Share Exchange Agreement dated September 1, 2005, the Company entered into a reverse-takeover transaction with Ezcomm Enterprises, Inc. ("EZCE"), a public Delaware corporation, whereby 89.5% of all the outstanding shares of the Company were exchanged for 272,790,948 shares of EZCE. As a result of the transaction, the shareholders of Eugene Science, Inc. will control 88.5% of EZCE. While EZCE is the legal parent, the Company, as a result of the reverse-takeover, became the parent company for accounting purposes. As EZCE is an inactive shell, the transaction will be accounted as a recapitalization of interests.